Exhibit 99.2

UNITED STATES DISTRICT COURT

DISTRICT OF COLUMBIA

:
SECURITIES AND EXCHANGE	:	Civil Action No. 06-cv-02160 (D.D.C.)
COMMISSION,	:
:
Plaintiff,	:
:
v.	:
:
FRIEDMAN, BILLINGS, RAMSEY &	:
CO., INC., EMANUEL J. FRIEDMAN,	:
and NICHOLAS J. NICHOLS,	:
:
Defendants.	:
:

COMPLAINT

Plaintiff Securities and Exchange Commission (“Commission”) alleges as follows:

SUMMARY

1. This matter involves Defendant Friedman, Billings, Ramsey & Co., Inc. (“FBR”), a registered broker-dealer, which, in connection with a Private Investment in Public Equity (“PIPE”) offering: (i) failed to establish, maintain and enforce policies and procedures reasonably designed to prevent the misuse of material, nonpublic information; (ii) unlawfully traded while aware of material, nonpublic information; and (iii) conducted unregistered sales of securities.

2. At all relevant times, Defendant Emanuel J. Friedman (“Friedman”), FBR’s Co-Chairman and Co-Chief Executive Officer, and Defendant Nicholas J. Nichols (“Nichols”), FBR’s Executive Vice President and Director of Compliance, were controlling persons of FBR. Friedman and Nichols managed and controlled the establishment, maintenance and enforcement of FBR’s policies and procedures regarding the handling of material, nonpublic information. Friedman, along with others, was further responsible for and controlled the day-to-day management of FBR, including FBR’s trading department.

3. In September 2001, FBR entered into an investment banking relationship with CompuDyne Corporation (“CompuDyne”) whereby FBR agreed to serve as placement agent for a PIPE offering by CompuDyne. While FBR had policies and procedures regarding the handling of material, nonpublic information, those policies and procedures were not appropriately tailored to the nature of FBR’s business, in connection with serving as a placement agent for a PIPE offering, and were not enforced by FBR, Friedman or Nichols during the CompuDyne PIPE offering. These deficiencies in FBR’s policies and procedures contributed to FBR’s misuse of material, nonpublic information whereby FBR improperly traded by selling short shares of CompuDyne stock in FBR’s market making account before CompuDyne’s public announcement of its PIPE offering. FBR and Friedman also engaged in unregistered sales of securities in connection with the PIPE offering. In particular, FBR’s head trader, consistent with Friedman’s prior trading directions, bought and sold short CompuDyne securities in its market making account when there was not a resale registration statement in effect for the PIPE shares and covered its net short position with CompuDyne shares FBR bought from its own customers, who purchased their shares in the PIPE offering.

4. FBR profited by $343,773 as a result of its improper trading in its market making account before the public announcement of the PIPE offering. FBR profited by an additional $97,831 as a result of its unregistered sales of securities relating to the PIPE offering. FBR further profited from the underwriting fee of $1,764,000 that CompuDyne paid to FBR for its work on the PIPE offering.

5. By engaging in the conduct described above, and as further described below, FBR violated Sections 5 and 17(a) of the Securities Act of 1933 (“Securities Act”) [15 U.S.C. §§ 77e, 77q(a)] and Sections 10(b) and 15(f) of the Securities Exchange Act of 1934 (“Exchange Act”) [15 U.S.C. §§ 78j(b), 78o(f)] and Rule 10b-5 [17 C.F.R. § 240.10b-5] promulgated thereunder.

6. By engaging in the conduct described above and further described below, Friedman violated Section 5 of the Securities Act [15 U.S.C. §§ 77e] and, as a controlling person of FBR, is liable for FBR’s violations of Sections 10(b) and 15(f) of the Exchange Act [15 U.S.C. §§ 78j(b), 78o(f)] and Rule 10b-5 [17 C.F.R. § 240.10b-5] thereunder.

7. By engaging in the conduct described above and further described below, Nichols, as a controlling person of FBR, is liable for FBR’s violations of Section 15(f) of the Exchange Act [15 U.S.C. § 78o(f)].

JURISDICTION

8. The Commission brings this action pursuant to Section 20(b) of the Securities Act [15 U.S.C. § 77t(b)] and Sections 21(d) and 21A of the Exchange Act [15 U.S.C. §§ 78u(d), 78u-1].

9. This Court has jurisdiction over this action pursuant to Section 22(a) of the Securities Act [15 U.S.C. § 77v(a)] and Sections 21(e), 21A and 27 of the Exchange Act [15 U.S.C. §§ 78u(e), 78u-1 and 78aa].

10. Venue lies in this Court pursuant to Section 22(a) of the Securities Act [15 U.S.C. § 77v(a)] and Section 27 of the Exchange Act [15 U.S.C. § 78aa]. Venue is proper because act(s) or transaction(s) constituting the violations herein occurred in the District of Columbia and/or the Defendants are found, inhabit, or transact business in the District of Columbia.

11. In connection with the conduct alleged in this Complaint, the Defendants each made use of a means or instrument of transportation or communication in interstate commerce, a means or instrumentality of interstate commerce, the mails, and/or a facility of a national securities exchange.

DEFENDANTS

12. FBR, a Delaware corporation with a principal place of business in Arlington, Virginia, has been a broker-dealer registered with the Commission since January 25, 1989.

13. Friedman, age 60, resides in Washington, DC. Friedman was employed by FBR as either its Chairman or Co-Chairman and either its Chief Executive Officer or Co-Chief Executive Officer from 1989 until on or about April 26, 2005, when he retired from FBR.

14. At the time of the transactions and events alleged in this Complaint, Friedman, directly or indirectly, was a controlling person of FBR for purposes of Section 20(a) of the Exchange Act [15 U.S.C. § 78t(a)] and a controlling person of FBR for purposes of Section 21A of the Exchange Act [15 U.S.C. § 78u-1]. As Co-Chairman and Co-CEO of FBR, Friedman, along with others, had responsibility for, actively participated in and directed or controlled, and possessed, directly or indirectly, the power to direct or control, or cause the direction or control of, the day-to-day management of FBR. Friedman, among other things, was a member of FBR’s underwriting committee, participated in meetings regarding the progress of investment banking transactions and supervised FBR’s compliance and trading departments.

15. Nichols, age 66, resides in Washington, DC. Nichols was FBR’s Executive Vice President and Director of Compliance from 1995 until on or about April 26, 2005, when he retired from FBR.

16. At the time of the transactions and events alleged in this Complaint, Nichols, directly or indirectly, was a controlling person of FBR for purposes of Section 20(a) of the Exchange Act [15 U.S.C. § 78t(a)]. As FBR’s Executive Vice President and Director of Compliance, Nichols had responsibility for, actively participated in and directed or controlled, and possessed, directly or indirectly, the power to direct or control, or cause the direction or control of, the management and day-to-day operations of FBR’s Compliance Department, including FBR’s establishment, maintenance and enforcement of policies and procedures to prevent the misuse of material, nonpublic information. In addition, Nichols was identified as a control person of FBR on FBR’s Form BD.

OTHER RELEVANT ENTITY

17. CompuDyne, a Nevada corporation, is a public safety and security business currently based in Annapolis, Maryland. At times relevant to this action, CompuDyne was based in Hanover, Maryland. CompuDyne provided, among other things, attack protection services, federal security systems, institutional security systems, and services enhancing public safety and justice. At all times relevant to this action, CompuDyne’s stock was registered with the Commission pursuant to Section 12(g) of the

Exchange Act [15 U.S.C. § 78l(g)]; CompuDyne stock is currently registered with the Commission pursuant to Section 12(b) of the Exchange Act [15 U.S.C. § 78l(b)] and is traded on the NASDAQ under the symbol CDCY.

FACTS

In Connection with the CompuDyne PIPE Offering,

FBR Failed to Establish, Maintain and Enforce Policies and Procedures

Reasonably Designed To Prevent The Misuse of Material, Nonpublic Information.

18. In September and October 2001, FBR had policies and procedures relating to the handling of material, nonpublic information. These policies and procedures were not reasonably designed, however, to prevent the misuse of material, nonpublic information in the context of a PIPE offering and were not enforced by FBR, Friedman and Nichols in connection with the CompuDyne PIPE transaction.

19. One of FBR’s primary lines of business is its investment banking and underwriting operations. However, at the time of the CompuDyne PIPE transaction, which was FBR’s first PIPE offering, FBR neither had, nor adopted procedures relating specifically to maintaining the confidentiality of information received in the context of PIPE offerings.

20. A PIPE is a private investment in public equity. In a PIPE offering, a placement agent or underwriter privately places restricted securities of a public company with investors meeting certain criteria (“accredited investors”). Accredited investors enter into a purchase agreement with the public company committing the investors to purchase a certain number of shares at a specified price. The public company agrees, in turn, to file a resale registration statement with the Commission within a specified period so that the investors can resell the shares to the public. The investors do not pay for the shares until the closing of the transaction, which does not occur until shortly before or after the resale registration statement is declared effective.

21. In connection with the CompuDyne PIPE offering, certain FBR employees, including Friedman and FBR’s head trader, were permitted or directed to function in multiple roles within the firm and, as a result, material, nonpublic information flowed from the underwriting and sales departments to the trading department. For example, Friedman became aware of information regarding the PIPE offering through his service on FBR’s underwriting committee and he also supervised FBR’s market making activities, including directing the trading department to engage in market making in CompuDyne securities. Likewise, FBR’s head trader, became aware of information concerning the CompuDyne PIPE offering because he also served as a member of FBR’s institutional sales staff and participated in the sale of shares in the PIPE offering. The information concerning the PIPE offering was material, nonpublic information. On September 24, 2001, members of FBR’s compliance department informed Nichols that FBR was engaged to underwrite an investment banking transaction for CompuDyne. FBR, Friedman and Nichols did not establish any policies or procedures to address, in the context of a PIPE offering, the flow of material, nonpublic information from one department to others resulting from FBR employees serving in multiple roles within the firm.

22. Furthermore, while FBR had a policy to restrict the flow of material, nonpublic information to only those people with “a need to know,” this policy was not enforced by FBR, Friedman or Nichols in connection with the CompuDyne PIPE offering.

23. For example, FBR broadcast over the firm’s audio system material, nonpublic information regarding the CompuDyne PIPE offering. On September 24, 2001, FBR conducted an informational meeting for its institutional sales staff regarding the CompuDyne offering during which the instructors, among other things, described the nature of CompuDyne’s business, the number of CompuDyne shares available for public trading, and the terms of the offering including the number of shares being offered and that a significant portion of the proceeds of the offering would go to a long-term institutional shareholder, which was liquidating its shares, and cautioned the audience that the information concerning CompuDyne’s prospective PIPE offering was confidential (the “teach-in”). While the CompuDyne teach-in was intended for FBR’s sales staff, it was transmitted throughout FBR over FBR’s audio system and FBR did not have a mechanism to monitor who listened to the teach-in and/or to limit access to the teach-in. Both Friedman and Nichols knew or should have known that access to FBR’s teach-in broadcast was not restricted.

24. FBR also disseminated material, nonpublic information via electronic mail to a larger audience than required, and in some instances, to the entire firm in connection with the PIPE offering. For example, FBR distributed an informational sheet about the CompuDyne PIPE offering (the “tear sheet”), which provided a general overview of CompuDyne’s business including balance sheet and income statement summaries and a summary of the terms of the offering, including that the offering would be a PIPE, that 2.4 million shares would be offered and that a portion of the proceeds of the offering would be used to buy back shares from a long-term institutional shareholder and pay down debt, among other things. FBR sent the CompuDyne tear sheet via electronic mail to all members of the sales and trading departments, rather than just to the sales staff.

25. Likewise, FBR disseminated via electronic mail a written sales script for the PIPE offering to all sales and trading personnel, rather than just to the sales staff. The e-mail instructed all recipients that they were required to use the sales script when they contacted prospective investors for the CompuDyne PIPE offering. The sales script also directed the recipients to refrain from disclosing the name of the issuer and the details of the offering until they informed the prospective investor that the offering was confidential and obtained an oral agreement to keep such information confidential. It further noted that the price of shares sold through a PIPE is typically set at a modest discount to the market price. Friedman knew about, and Nichols received a copy of, the sales script and both knew it was disseminated to all sales and trading personnel.

26. FBR also sent several messages via electronic mail to all FBR employees notifying them about meetings regarding the CompuDyne PIPE offering and updating all employees about when the PIPE offering would be priced.

27. Furthermore, while FBR had policies and procedures to review and restrict employee and proprietary trading under certain circumstances, those procedures were not enforced by FBR, Friedman or Nichols in connection with the CompuDyne PIPE offering. For example, while FBR had procedures regarding the maintenance and distribution to all employees of a “restricted list,” which identified securities in which proprietary and employee accounts should not trade, FBR did not place CompuDyne on a restricted list even though FBR had disseminated material, nonpublic information concerning the PIPE offering throughout the firm.

28. Nichols was responsible for FBR’s Compliance Department, including FBR’s policies and procedures relating to the handling of material, nonpublic information. Nichols, along with others, initially drafted FBR’s Compliance Manual and he reviewed every revision to the Manual.

29. Friedman supervised Nichols, the head of FBR’s Compliance Department. Friedman reviewed drafts of the Manual, as well as final versions of the Manual.

30. At all relevant times, both Friedman and Nichols were familiar with FBR’s policies and procedures relating to the handling of material, nonpublic information and were in positions to enforce compliance with those policies and procedures, maintain policies and procedures consistent with the nature of FBR’s business and implement new policies and procedures, as needed.

31. Friedman and Nichols each knew or should have known that material, nonpublic information flowed freely between certain departments at FBR, including the investment banking and trading departments in connection with the CompuDyne PIPE offering. Nichols, and, on occasion, Friedman sat on the trading floor within a few feet of trading department personnel, and were each in a position to observe that FBR’s head trader had been provided with confidential information about the PIPE offering.

32. In addition, other FBR employees notified Friedman and Nichols that FBR’s head trader was short selling CompuDyne stock in FBR’s market making account prior to the public announcement of the PIPE offering. For example, on October 4, a member of FBR’s compliance department, who was monitoring proprietary and employee trading, notified Nichols that FBR’s head trader was short selling CompuDyne stock in FBR’s market making account. In addition, on October 5 a member of FBR’s risk management group notified Friedman, among others, that FBR’s net short position in CompuDyne securities had exceeded FBR’s internal trading limit policy, which specified that the firm’s exposure in any one security should not exceed a certain threshold amount. While Friedman did not waive the internal trading limit with regard to the trading in CompuDyne securities, neither Friedman nor Nichols stopped FBR’s short selling and did not require the trading department to unwind the short position prior to the public announcement of the PIPE offering.

33. In general, a “short seller” sells shares of stock that he or she does not own, ultimately “covering” the sale with shares that the seller purchases at a later date, anticipating that the stock price will decline.

FBR and Its Employees Owed a Duty of Confidentiality to CompuDyne.

34. On September 12, 2001, CompuDyne entered into a written engagement agreement with FBR in which FBR agreed to act as financial adviser and placement agent for an offering of 1,374,000 shares of CompuDyne’s common stock held by a private investor. On September 27, 2001, the engagement agreement was amended, in relevant part, to include an additional 1,076,569 shares of common stock to be issued by CompuDyne, and to further describe a PIPE offering. The September 12, 2001, engagement agreement, as amended on September 27, 2001, is referenced herein as the “Engagement Agreement.”

35. Pursuant to the terms of the Engagement Agreement, FBR received $1,764,000 from CompuDyne for its placement agent services in connection with the PIPE.

36. In the Engagement Agreement, FBR agreed that FBR and its employees would maintain the confidentiality of information provided to them in connection with the offering.

37. In addition, FBR’s Compliance Manual requires FBR employees in possession of material, nonpublic information to preserve the confidentiality of that information and to abstain from trading until that information is made public.

Information About CompuDyne’s Plan to

Conduct a PIPE Offering was Material and Nonpublic.

38. Prior to the terrorist attacks on September 11, 2001, CompuDyne had issued approximately five million shares of common stock, about one million of which were available for public trading (the “public float”). It was a thinly-traded common stock that was consistently priced in the $8 - $9 per share range. In the two months prior to September 11, no more than 18,400 shares traded in one day.

39. When securities trading resumed following the terrorist attacks, the amount of trading (“volume”) and price of CompuDyne stock increased dramatically. On September 17, the day that the securities markets reopened, investors traded 258,300 shares of CompuDyne stock, and the stock price at the close of trading that day was $13 per share. Between that date and October 8, trading in CompuDyne stock was volatile with volumes ranging from 71,500 shares to 749,400 shares, prices ranging from $9.33 to $19.55 and an average closing price of $15.11 per share.

40. The CompuDyne PIPE offering would likely have and, in fact, did have, a significant dilutive effect on the value of existing shares. Through the PIPE offering, CompuDyne planned to increase the number of shares of common stock available to the public by 2.45 million, an increase to the public float of more than 200%. Moreover, these 2.45 million shares were ultimately sold at $12 per share – a significant discount to $17.38, which was the price per share of CompuDyne stock at the close of trading on October 8, 2001, the day before the public announcement of the PIPE offering.

41. In addition, not all of the funds raised by the PIPE were to go to CompuDyne. Rather, a significant portion of the amount raised was to go to a long-term institutional shareholder, which was liquidating approximately 1,374,000 shares of common stock through the PIPE offering.

42. For the foregoing and other reasons, a reasonable investor would have viewed information about CompuDyne’s plan to conduct a PIPE offering as being important to his or her investment decision. A reasonable investor also would have viewed this information as having significantly altered the total mix of information made available to the public. Accordingly, this information was material.

43. The market reacted negatively when CompuDyne disclosed the PIPE offering to the public. On October 9, 2001, at 11:44 a.m., CompuDyne issued a press release announcing the PIPE offering. The price for CompuDyne stock dropped throughout the day to close at $14.25 per share, with a daily trading volume of 1,219,400 shares. The price for CompuDyne stock continued to drop the following day to close at $13.90 per share. Thereafter, during the approximately three weeks while the resale registration statement for the PIPE shares was pending before the Commission, the closing prices for CompuDyne stock trended downward to as low as $12.41 per share.

44. After the stock market closed on October 29, 2001, the Commission declared the resale registration statement for the CompuDyne PIPE shares effective, thereby enabling investors in the PIPE to resell their shares to the public. The next day, on October 30, 2001, CompuDyne stock closed at $12.02 per share with a trading volume of 769,600 shares.

FBR Traded In Its Market Making Account While Aware of

Material, Nonpublic Information About the CompuDyne PIPE Offering.

45. In or around August 2001, CompuDyne and FBR began the negotiations which ultimately led to the Engagement Agreement for the PIPE offering. As a member of FBR’s underwriting committee, Friedman was involved in these negotiations. During these negotiations, he became aware of the details of the CompuDyne PIPE offering, including the confidential nature of that offering.

46. Friedman also participated in a meeting on or about October 3, 2001 at which FBR’s investment bankers explained that, based upon the indications of interest coming in from prospective purchasers of the PIPE shares, the price for the PIPE shares would likely be in the $12 to $14 range, which was substantially below the current market price for CompuDyne stock of $17.55 at the close of trading that day.

47. In addition, FBR’s head trader knew about the CompuDyne offering and its confidential nature no later than the afternoon of September 24, 2001. Specifically, after 4:00 p.m. on September 24, 2001, he received the tear sheet and listened to the teach-in. In addition, beginning on September 25, 2001, FBR’s head trader received a series of e-mails containing instructions for approaching prospective investors as well as the sales script. FBR’s head trader also learned from a member of FBR’s institutional sales staff, on or about October 4, that based upon the indications of interest coming in from prospective purchasers of the PIPE shares, the price for the PIPE shares would likely be in the $12 to $13 range.

48. FBR sold short CompuDyne stock in FBR’s market making account while aware of material, nonpublic information regarding the PIPE offering, in breach of a duty of trust and confidence FBR and its employees owed to CompuDyne.

49. In particular, on September 24, 2001, Friedman told FBR’s head trader that FBR was trying to obtain an investment banking deal with CompuDyne and he directed the head trader to make a “deep market” in CompuDyne stock. At the time Friedman gave this directive, Friedman knew or should have known that there was buying pressure in the market for CompuDyne stock, which was driving up the stock price, and the head trader likely would sell short in order to comply with Friedman’s directive.

50. In accordance with Friedman’s directive to make a “deep market” in CompuDyne stock, FBR’s head trader registered FBR with the NASDAQ as a market maker in CompuDyne and sold short 8,475 shares of CompuDyne stock in FBR’s market making account.

51. After executing these short sales on September 24, FBR’s head trader learned through the teach-in, the tear sheet and e-mails, about the CompuDyne PIPE offering. After learning about the PIPE offering and between September 25 and September 27, the head trader reduced FBR’s short position in its market making account to 4,885 shares. FBR executed no other trades in CompuDyne stock for its market making account until October 2.

52. In the first few days of October 2001, Friedman told FBR’s head trader that FBR needed to be “very, very, active” in CompuDyne stock and that if the stock price continued moving up, FBR should not be afraid to sell short. On October 2, the head trader resumed short selling CompuDyne stock in FBR’s market making account. At or about that same time, he confirmed with FBR that increasing FBR’s short position was not improper under Regulation M. Rule 101 of Regulation M under the Exchange Act prohibits participants in a distribution of securities from, among other things, purchasing the securities during a certain restricted period prior to the determination of the offering price. Between October 2 and October 3, FBR sold short an additional 12,110 shares of CompuDyne stock. On October 4, FBR’s net short position increased by 70,400 shares and on October 5, FBR sold short an additional 91,300 shares of CompuDyne stock.

53. Shortly before the market close on Friday, October 5, an e-mail was disseminated to all FBR employees, including FBR’s head trader, notifying all recipients that the CompuDyne PIPE offering would be priced the following Monday, October 8. FBR’s head trader reduced his trading activity in CompuDyne stock on October 8, increasing FBR’s net short position by only 800 additional shares. As a result, by the market close on October 8, FBR, through its head trader and based on Friedman’s directions as described above, had sold short a total of 189,185 shares of CompuDyne stock in FBR’s market making account and had a net short position of 179,495 shares.

54. Friedman was aware that FBR’s head trader was short selling CompuDyne stock in FBR’s market making account and that FBR’s head trader was aware of nonpublic information about the CompuDyne PIPE offering at the time he was accumulating the short position in CompuDyne stock for FBR’s market making account. This nonpublic information was material.

55. Despite this awareness, Friedman did not direct anyone in FBR’s trading department to reduce or eliminate FBR’s short position prior to the public announcement of the PIPE.

56. After the market close on October 8, FBR, in consultation with CompuDyne, and in consideration of the indications of interest by investors in the PIPE, priced the PIPE shares at $12 per share.

57. On October 9, 2001, the day of the public announcement of the PIPE, FBR’s head trader began decreasing FBR’s net short position by purchasing CompuDyne shares. By the market close on October 9, FBR’s head trader had reduced FBR’s short position in CompuDyne stock to 132,995 shares. FBR ultimately covered its short position through a series of purchases of CompuDyne stock between October 10 and October 30.

58. By short selling CompuDyne securities prior to the public announcement of the PIPE offering and covering those short sales after the public announcement, FBR profited by $343,773.

59. FBR engaged in unlawful insider trading by short selling CompuDyne securities while aware of material, nonpublic information.

FBR and Friedman Conducted Unregistered Sales of Securities.

60. Shortly before the pricing of the PIPE, the sales force, including FBR’s head trader, learned that FBR was having difficulty obtaining investors for the PIPE offering and was asked to solicit FBR customers to invest in the PIPE. As a result, FBR’s head trader did solicit one of FBR’s customers to invest in the PIPE.

61. That customer agreed to purchase 100,000 shares in the PIPE offering. Friedman was aware that FBR’s head trader had asked this customer to purchase shares in the PIPE offering and that the customer had been allocated 100,000 shares in the offering.

62. Consistent with Friedman’s earlier directions to trade CompuDyne stock, FBR’s head trader continued executing trades in CompuDyne stock for FBR’s market making account after the public announcement of the PIPE offering. Between the announcement of the PIPE offering on October 9 and through the end of trading on October 26, the day before the resale registration statement for the PIPE shares was declared effective, FBR purchased 173,800 and sold short 138,700 CompuDyne shares resulting in a net short position of 143,995 in FBR’s market making account on October 26.

63. At the time of these short sales, FBR, through its head trader, anticipated using shares FBR’s customers obtained in the PIPE offering to cover the shares sold short. Friedman discussed reducing FBR’s net short position with the head trader but did not take any steps to ensure that FBR did not use its customers’ PIPE shares to cover the short sales.

64. In fact, after the resale registration statement for the PIPE shares became effective, between 4:16 and 4:27 p.m., on October 29, FBR’s head trader, after the earlier discussions he had with Friedman described above, purchased for FBR’s market making account 100,000 shares of CompuDyne stock from the customer and 40,000 shares from two other FBR customers, all of whom had obtained their shares through the PIPE. FBR’s head trader purchased all 140,000 shares at the same price of $13.50 per share.

65. By short selling CompuDyne stock prior to the effective date of the resale registration statement for the CompuDyne PIPE shares and covering these sales with shares purchased from FBR’s customers who acquired those shares in the PIPE offering, FBR and Friedman, in effect, sold their customers’ PIPE shares prior to their registration.

66. At the time FBR’s head trader, consistent with Friedman’s earlier directions to trade CompuDyne stock, executed these short sales of CompuDyne securities in FBR’s market making account, there was no resale registration statement in effect with respect to the CompuDyne PIPE shares and sales of those shares were not exempt from registration.

67. As a result of its short sales prior to the effective date of the resale registration statement and covering those sales with its customers’ PIPE shares, FBR profited by an additional $97,831.

CLAIMS FOR RELIEF

FIRST CLAIM FOR RELIEF

Violations of Section 15(f) of the Exchange Act

(Against FBR)

68. The Commission realleges and incorporates by reference each and every allegation in paragraphs 1 through 67 above, as if the same were fully set forth herein.

69. Section 15(f) of the Exchange Act requires every registered broker or dealer to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of such broker’s or dealer’s business, to prevent the misuse in violation of the Exchange Act or the rules and regulations thereunder, of material, nonpublic information by such broker or dealer or any person associated with such broker or dealer.

70. In the manner set forth above, FBR, while a registered broker or dealer, failed to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of its business, to prevent the misuse of material, nonpublic information by FBR or any person associated with FBR.

71. By reason of the foregoing, FBR violated Section 15(f) of the Exchange Act [15 U.S.C. § 78o(f)].

SECOND CLAIM FOR RELIEF

Controlling Person Liability under Section 20(a) of the Exchange Act for FBR’s Violations of Section 15(f) of the Exchange Act

(Against Friedman and Nichols)

72. The Commission realleges and incorporates by reference each and every allegation in paragraphs 1 through 71 above, as if the same were fully set forth herein.

73. By engaging in the conduct described above, FBR, while a registered broker or dealer, failed to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of its business, to prevent the misuse of material, nonpublic information by FBR or any person associated with FBR.

74. During the relevant time period, each of Friedman and Nichols was, directly or indirectly, a controlling person of FBR for purposes of Section 20(a) of the Exchange Act [15 U.S.C. §78t(a)].

75. By reason of the foregoing, Friedman and Nichols are each liable as controlling persons pursuant to Section 20(a) of the Exchange Act [15 U.S.C. §78t(a)], for FBR’s violations of Section 15(f) of the Exchange Act [15 U.S.C. § 78o(f)].

THIRD CLAIM FOR RELIEF

Violations of Section 10(b) of the Exchange Act and Rule 10b-5

(Against FBR)

76. The Commission realleges and incorporates by reference each and every allegation in paragraphs 1 through 75 above, as if the same were fully set forth herein.

77. FBR, by engaging in the conduct described above, directly or indirectly, in connection with the purchase or sale of a security, and by use of a means or instrumentality of interstate commerce, the mails or a national securities exchange, has:

(a) Employed a device, scheme or artifice to defraud;

(b) Made an untrue statement of material fact or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading; and/or

(c) Engaged in an act, practice or course of business which operated or would operate as a fraud or deceit upon any person.

78. By reason of the foregoing, FBR violated Section 10(b) of the Exchange Act [15 U.S.C. § 78j(b)] and Rule 10b-5 thereunder [17 C.F.R. § 240.10b-5].

FOURTH CLAIM FOR RELIEF

Controlling Person Liability under Section 20(a) of the Exchange Act for FBR’s

Violations of Section 10(b) of the Exchange Act and Rule 10(b)-5 thereunder

(Against Friedman)

79. The Commission realleges and incorporates by reference each and every allegation in paragraphs 1 through 78 above, as if the same were fully set forth herein.

80. By engaging in the conduct described above, FBR, directly or indirectly, in connection with the purchase or sale of a security, and by use of a means or instrumentality of interstate commerce, the mails or a national securities exchange, has knowingly or recklessly: (a) employed a device, scheme or artifice to defraud; (b) made an untrue statement of material fact or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading; and/or (c) engaged in an act, practice or course of business which operated or would operate as a fraud or deceit upon any person; and therefore has violated Section 10(b) of the Exchange Act [15 U.S.C. § 78j(b)] and Rule 10b-5 thereunder [17 C.F.R. § 240.10b-5].

81. During the relevant time period, Friedman was, directly or indirectly, a controlling person of FBR for purposes of Section 20(a) of the Exchange Act [15 U.S.C. §78t(a)].

82. By reason of the foregoing, Friedman is liable as a controlling person pursuant to Section 20(a) of the Exchange Act [15 U.S.C. §78t(a)] for FBR’s violations of Section 10(b) of the Exchange Act [15 U.S.C. § 78j(b)] and Rule 10b-5 thereunder [17 C.F.R. § 240.10b-5].

FIFTH CLAIM FOR RELIEF

Violations of Section 17(a) of the Securities Act

(Against FBR)

83. The Commission realleges and incorporates by reference each and every allegation in paragraphs 1 through 82, above, as if the same were fully set forth herein.

84. FBR, by engaging in the conduct described above, in the offer or sale of a security, by the use of a means or instrument of transportation or communication in interstate commerce or by use of the mails, directly or indirectly, has:

(a) employed a device, scheme or artifice to defraud;

(b) obtained money or property by means of an untrue statement of material fact or an omission to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading; and/or

(c) engaged in a transaction, practice or course of business which operated or would operate as a fraud or deceit upon the purchaser of securities.

85. By reason of the foregoing, FBR violated Section 17(a) of the Securities Act [15 U.S.C. § 77q(a)].

SIXTH CLAIM FOR RELIEF

Violations of Section 5 of the Securities Act

(Against FBR and Friedman)

86. The Commission realleges and incorporates by reference each and every allegation in paragraphs 1 through 85 above, as if the same were fully set forth herein.

87. By short selling CompuDyne stock in its market making account prior to the effective date of the resale registration statement and covering those short sales with shares of CompuDyne stock purchased from FBR’s customers who obtained their shares in the PIPE offering, each of FBR and Friedman, directly or indirectly, in connection with certain unregistered sales of securities:

(a) made use of a means or instrument of transportation or communication in interstate commerce or of the mails to sell such securities through the use or medium of any prospectus or otherwise;

(b) carried or caused to be carried through the mails or in interstate commerce, by any means or instruments of transportation, such securities for the purpose of sale and/or for delivery after sale; and/or

(c) made use of the means or instrument of transportation or communication in interstate commerce or of the mails to offer to sell or offer to buy such securities through the use or medium of any prospectus or otherwise.

88. By reason of the foregoing, each of FBR and Friedman violated Sections 5(a) and 5(c) of the Securities Act [15 U.S.C. §§ 77e(a) and 77e(c)].

WHEREFORE, the Commission respectfully requests that this Court:

I.

Issue a judgment permanently enjoining FBR, and its agents, officers, servants, employees, attorneys, and those persons in active concert or participation with FBR, directly or indirectly, singly or in concert, from violations of Sections 5 and 17(a) of the Securities Act [15 U.S.C. §§ 77e and 77q(a)] and Sections 10(b) and 15(f) of the Exchange Act [15 U.S.C. §§ 78j(b) and 78o(f)] and Rule 10b-5 promulgated thereunder [17 C.F.R. §240.10b-5].

II.

Issue a judgment permanently enjoining Friedman, and his agents, officers, servants, employees, attorneys, and those persons in active concert or participation with them, directly or indirectly, singly or in concert, from violations of Section 5 of the Securities Act [15 U.S.C. §§ 77e] and, as controlling persons pursuant to Section 20(a) of the Exchange Act [15 U.S.C. § 78t(a)], from violating, directly or indirectly, Section 10(b) of the Exchange Act [15 U.S.C. § 78j(b)] and Section 15(f) of the Exchange Act [15 U.S.C. § 78o(f)] and Rule 10b-5 promulgated thereunder [17 C.F.R. § 240.10b-5].

III.

Issue a judgment permanently enjoining Nichols, and his agents, officers, servants, employees, attorneys, and those persons in active concert or participation with them, directly or indirectly, singly or in concert, as controlling persons pursuant to Section 20(a) of the Exchange Act [15 U.S.C. § 78t(a)], from violating, directly or indirectly, Section 15(f) of the Exchange Act [15 U.S.C. § 78o(f)].

IV.

Issue a judgment requiring FBR to pay disgorgement in the amount of $2,205,604 plus prejudgment interest in the amount of $502,689.

V.

Issue a judgment requiring FBR to pay a civil penalty in the amount of $687,546 pursuant to Section 21A of the Exchange Act [15 U.S.C. § 78u-1], a civil penalty in the amount of $300,000 pursuant to Section 21(d) of the Exchange Act [15 U.S.C. § 78u(d)] and a civil penalty in the amount of $60,000 pursuant to Section 20(d) of the Securities Act [15 U.S.C. § 77u(d)].

VI.

Issue a judgment requiring Friedman to pay: (i) a civil penalty in the amount of $6,500 pursuant to Section 20(d) of the Securities Act [15 U.S.C. § 77u(d)]; (ii) as a controlling person pursuant to Section 21A of the Exchange Act [15 U.S.C. § 78u-1], a civil penalty in the amount of $687,546; and (iii) as a controlling person pursuant to Section 20(a) of the Exchange Act [15 U.S.C. § 78t(a)], a civil penalty in the amount of $60,000 under Section 21(d) of the Exchange Act [15 U.S.C. § 78u(d)].

VII.

Issue a judgment requiring Nichols to pay, as a controlling person pursuant to Section 20(a) of the Exchange Act [15 U.S.C. § 78t(a)], a civil penalty in the amount of $60,000 under Section 21(d) of the Exchange Act [15 U.S.C. § 78u(d)].

VIII.

Grant such other and further relief as the Court may deem just and appropriate.

IX.

Retain jurisdiction of this action for purposes of enforcing any Final Judgment(s) and Order(s).

Respectfully submitted,

/s/
Mark A. Adler

SECURITIES AND EXCHANGE COMMISSION
100 F Street, NE
Washington, D.C. 20549-4030
Phone: (202) 551-4402
Fax: (202) 772-9245

Daniel M. Hawke
Amy J. Greer
Elaine C. Greenberg
Tami S. Stark
Patricia A. Kuzma Trujillo

SECURITIES AND EXCHANGE COMMISSION
701 Market Street, Suite 2000
Philadelphia, PA 19106
Phone: (215) 597-3100
Fax: (215) 597-2740

Attorneys for Plaintiff

Dated: December 20, 2006